UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On August 9, 2018, Aralez Pharmaceuticals Trading DAC, a subsidiary of Aralez Pharmaceuticals Inc. (the “Company”), entered into a letter of intent (the “Deerfield Letter of Intent”) with Deerfield Management Company, L.P. (“Deerfield”) that contemplates the sale of the Company’s TOPROL-XL® franchise to Deerfield for approximately $140,000,000 subject to customary terms and conditions, including the execution of mutually agreeable definitive documentation.

Also on August 9, 2018, the Company and its subsidiaries Aralez Pharmaceuticals Canada Inc. and POZEN Inc. entered into a letter of intent (the “Nuvo Letter of Intent”) with Nuvo Pharmaceuticals Inc. (“Nuvo”) that contemplates the sale of the Company’s Canadian operations and VIMOVO® royalties to Nuvo for approximately $110,000,000 subject to customary terms and conditions, including the execution of mutually agreeable definitive documentation and Nuvo obtaining committed financing from Deerfield.

The Deerfield Letter of Intent and Nuvo Letter of Intent provide no guarantee that the transactions will be completed. The terms of any potential transactions with Deerfield or Nuvo, or any other strategic counterparty, are subject to a number of contingencies, including the negotiation and execution of definitive transaction agreements, evidence of committed financing, and, in connection with the Restructuring Proceedings described in Item 1.03 of this Current Report, the completion of a bidding process and auction as provided for by the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (the “CCAA”) and the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court,” and together with the Canadian Court, the “Bankruptcy Courts”) under Title II of the United States Code (the “U.S. Bankruptcy Code”) and final approval of the Bankruptcy Courts. Therefore, there can be no assurance that the Company’s best efforts to consummate the strategic transactions will be successful.

Item 1.03 — Bankruptcy or Receivership

On August 10, 2018, the Company and its subsidiary Aralez Pharmaceuticals Canada Inc. (collectively with the Company, the “Canadian Debtors”), commenced voluntary restructuring proceedings (the “CCAA Proceedings”) in the Canadian Court. In connection with these proceedings, the Company’s subsidiaries incorporated in the United States and Ireland, Aralez Pharmaceuticals US Inc., Aralez Pharmaceuticals Management Inc., POZEN Inc., Aralez Pharmaceuticals R&D Inc., Halton Laboratories LLC, Aralez Pharmaceuticals Holdings Limited and Aralez Pharmaceuticals Trading DAC (collectively, the “U.S. Debtors,” and together with the Canadian Debtors, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Proceedings,” and together with the CCAA Proceedings, the “Restructuring Proceedings”) under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. The Canadian Debtors’ CCCA Proceedings are administered under the following style of cause: In the matter of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended and in the matter of a Plan of Compromise or Arrangement  of Aralez Pharmaceuticals Inc. and Aralez Pharmaceuticals Canada Inc., Court File No. CV-18-603054-00CL. The U.S. Debtors’ Chapter 11 Proceedings are administered under the caption “In re: Aralez Pharmaceuticals US Inc., et al.”, Case No. 18-12425. The Debtors have obtained customary relief from the Bankruptcy Courts to permit each of them to continue to operate its business in the ordinary course without interruption, subject to the CCAA and U.S. Bankruptcy Code.

Debtor-in-Possession Financing

In connection with the Restructuring Proceedings and the proposed strategic transactions, the Debtors obtained interim approval of debtor-in-possession (“DIP”) financing on terms and conditions set forth in, (x) with respect to the Canadian Debtors, a proposed Senior Secured, Super Priority Debtor-in-Possession Credit Agreement (the “Canadian DIP Credit Agreement”) to be entered into among the Canadian Debtors, Deerfield Management Company, L.P., as administrative agent, and the lenders party thereto, and (y) with respect to the U.S. Debtors, a proposed Senior Secured, Super Priority Debtor-in-Possession Credit Agreement (the “U.S. DIP Credit Agreement,” and together with the Canadian DIP Credit Agreement, the “DIP Credit

Agreements”) to be entered into among the U.S. Debtors, Deerfield Management Company, L.P., as administrative agent, and the lenders party thereto. The interim order in the U.S. provides for new borrowings up to $1 million on an interim basis, and in Canada provides for new borrowings up to $1 million on an interim basis. If approved by the Bankruptcy Courts on a final basis, the DIP Credit Agreements will provide for a senior secured super-priority credit facilities in an aggregate principal amount not to exceed $15,000,000, subject to the terms and conditions detailed therein.

Each of the DIP Credit Agreements is expected to mature on the earlier of: (i) a date to be agreed upon in February 2019, (ii) the date of a sale of all or substantially all of the applicable Debtors’ assets, and (iii) the effective date plans of reorganization are confirmed pursuant to an order of the applicable Bankruptcy Court. Borrowings under the DIP Credit Agreements are expected to bear interest at a rate equal to 10.00% payable in kind.

Subject to the terms and conditions of the DIP Credit Agreements, the Debtors expect to use the proceeds of the DIP Credit Agreements to finance working capital and other general corporate needs and to pay the costs and expenses of administering the Restructuring Proceedings. The DIP Credit Agreements require mandatory prepayment of sale proceeds of the Debtors’ assets, net of transaction fees and are subject to a carve-out for certain administrative and professional fees and expenses to be incurred in the Restructuring Proceedings.

The obligations under the DIP Credit Agreements constitute, subject to a carve-out for administrative and professional fees and expenses and a professional fee and expense escrow, super-priority administrative expense claims in the Restructuring Proceedings, secured by first priority security interests and liens on all present and after acquired property of the Debtors, which security interests and liens are subject only to the administrative and professional fee carve-out, a professional fee and expense escrow, and certain other permitted priority and approved liens specified in the DIP Order or permitted under the DIP Credit Agreements.

The DIP Credit Agreements provide that the Debtors must comply with certain budgets approved by the lenders set forth therein. The DIP Credit Agreements also contain certain covenants which, among other things, and subject to certain exceptions, require the Debtors to comply with certain milestones and restrict the Debtors’ ability to incur additional debt or liens, pay dividends, prepay certain other indebtedness, sell, transfer, lease, or dispose of assets, and make investments in or merge with another company.

A copy of the Canadian DIP Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference. A copy of the U.S. DIP Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference.

Item 2.04 — Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Restructuring Proceedings described in Item 1.03 of this Current Report constitutes an event of default that accelerated the Debtors’ respective obligations under the Second Amended and Restated Facility Agreement dated as of December 7, 2015 (as amended, supplemented or otherwise modified from time to time) by and among the Company, the subsidiaries of the Company from time to time party thereto as guarantors and the lenders from time to time party thereto (the “Facility Agreement”).

The Facility Agreement provides that, as a result of the Restructuring Proceedings, the principal and accrued interest due thereunder are immediately due and payable. As a result of the Restructuring Proceedings, the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under the Facility Agreement are stayed and the holders’ rights of enforcement in respect of the Facility Agreement are subject to the applicable provisions of the CCAA and the U.S. Bankruptcy Code.

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on June 21, 2018, the Company received a letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Marketplace Rule 5550(a)(2) for continued inclusion on The Nasdaq Capital Market as a result of the closing bid price for the Company’s common shares being below $1.00 for 30 consecutive business days. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until December 18, 2018, to regain compliance with the Nasdaq minimum bid price rule. In response to the Restructuring Proceedings, by letter dated August 10, 2018, Nasdaq notified the Company that its common shares would be suspended at the open of business on August 21, 2018 and the Company expects Nasdaq would then file a Form 25-NSE with the Securities and Exchange Commission to delist the Company’s common shares. In addition, on August 10, 2018, the Company received notice from the Toronto Stock Exchange (“TSX”) that the TSX is reviewing the Company with respect to meeting the requirements for continued listing of its common shares pursuant to an expedited review process. As a result, the Company’s common shares have been suspended from trading on the TSX pending such review.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2018, Seth A. Rudnick, Neal F. Fowler and Rob Harris resigned as directors of the Company following commencement of the Restructuring Proceedings. Messrs. Rudnick, Fowler and Harris’ resignations did not occur as a result of any disagreement with the Company.

Item 7.01 — Regulation FD Disclosure

The Company intends to continue to evaluate strategic alternatives, including the sale or divestiture of some, or all, of the Company’s businesses.

On August 10, 2018, the Company issued a press release announcing that the Debtors had filed petitions to initiate the Bankruptcy Proceedings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information set forth under this Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company cautions that trading in the Company’s securities during the pendency of the Restructuring Proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Restructuring Proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

This Current Report contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and within the meaning of applicable securities laws in Canada. All statements, other than statements of historical facts, included in this Current Report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission and securities regulatory authorities in Canada, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Item 9.01 — Financial Statements and Exhibits.

Exhibit 10.1 — Canadian DIP Credit Agreement

Exhibit 10.2 — U.S. DIP Credit Agreement

Exhibit 99.1 — Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Michael Kaseta
	Name:	Michael Kaseta
	Title:	Chief Financial Officer